BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE

                                            For The Three     For The Nine
                                            Months Ended      Months Ended
                                             September 30,    September 30,
                                            1997      1996   1997      1996

                                         (In thousands except per share data)

   Net earnings per common and common
    equivalent share:
     Weighted average number of shares
      of Common Stock, Class A Common
      Stock and Class B Common Stock
      outstanding                          22,779  23,415     22,828  23,858
     Additional shares assuming exercise
      of dilutive stock options -based
      on treasury stock method using
      average market price                    106     107        106     106
                                          -------  ------     ------  ------
   AVERAGE NUMBER OF COMMON AND
      COMMON EQUIVALENT SHARES             22,885  23,522     22,934  23,964
                                          =======  ======     ======  ======
   Net earnings                           $23,794 $23,945    $55,094 $59,905
                                          =======  ======     ======  ======

   Net earnings per common and
    common equivalent share                 $1.04   $1.02      $2.40   $2.50
                                          =======  ======     ======  ======

   Net earnings per common share
    assuming full dilution:
     Weighted average shares
       outstanding                         22,779  23,415     22,828  23,858

     Additional shares assuming exercise
      of dilutive stock options -based
      on the treasury stock method using
      the month-end price if higher than
      the average market price                106     107        106     106
                                          -------  ------     ------  ------
   FULLY-DILUTED AVERAGE NUMBER OF
      COMMON AND COMMON EQUIVALENT
      SHARES                               22,885  23,522     22,934  23,964
                                          =======  ======     ======  ======
   Net earnings                           $23,794 $23,945    $55,094 $59,905
                                          =======  ======     ======  ======
   Net earnings per common and common
      equivalent share                      $1.04   $1.02      $2.40   $2.50
                                          =======  ======     ======  ======